Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-282348) pertaining to the Senstar Technologies Corporation Stock Option Plan of our report dated May 1, 2026, with respect to the consolidated financial statements of Senstar Technologies Corporation included in this Annual Report (Form 20-F) for the year ended December 31, 2025.

/s/ Ernst & Young LLP
Chartered Professional Accountants
Licensed Public Accountants

Waterloo, Canada
May 1, 2026